UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 9, 2009

Date of Report (Date of earliest event reported)

CAI International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3109229
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

(415) 788-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On April 9, 2009, Mr. Hiromitsu Ogawa, the founder and Executive Chairman of CAI International, Inc. (the “Company”), announced his intention to retire from his position as an executive officer of the Company effective with, and conditioned upon, his reelection to the Board of Directors at the Company’s Annual Meeting of Stockholders on June 5, 2009. In connection with such retirement Mr. Ogawa will terminate the Amended and Restated Employment Agreement dated as of December 31, 2008 between him and the Company. Mr. Ogawa intends to remain actively involved with the Company as the Chairman of the Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure under Item 1.02 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: April 10, 2009	By:	/s/ Victor M. Garcia
Name: Victor M. Garcia
Title: Senior Vice President and Chief Financial Officer